                                                               EXHIBIT 10.15

                                                               EXHIBIT C
                               DEFENDANT CLASS
                            SETTLEMENT AGREEMENT
                            --------------------

                 This Defendant Class Settlement Agreement is made and

entered into as of December 22, 1993, by and among Owens-Illinois, Inc., a

Delaware corporation ("Representative Defendant"), as representative of the

Defendant Class, acting by and through Defendant Class Counsel; Fibreboard

Corporation, a Delaware corporation; the Representative Plaintiffs as representatives of the Settlement Class, acting by and through Class

Counsel; Continental Casualty Company, an Illinois corporation

("Continental"); CNA Casualty Company of California, a California

corporation ("CNA Casualty"); Columbia Casualty Company, an Illinois

corporation ("Columbia"); and Pacific Indemnity Company, a California

corporation ("Pacific"), together the "Parties."

                               R E C I T A L S
                               ---------------

                 A.       On August 27, 1993, Class Counsel, Fibreboard

Corporation, Continental, CNA Casualty, Columbia, and Pacific announced an agreement in principle to settle all future asbestos-related personal injury claims against Fibreboard (the "Global Settlement").  The Global Settlement

is set forth in the transcript of a hearing before the Honorable Robert

Parker, Chief Judge, United States District Court for the Eastern District

of Texas (the "Global Court").  The Global Settlement, as announced, was subject to the execution of definitive agreements and final court approval,

among other conditions.

                 B.       In connection with implementing the Global

Settlement, Representative Plaintiffs, on behalf of themselves and the

Settlement Class, filed the Class Action on

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 September 9, 1993.  On September 9, 1993, the Court provisionally certified the Settlement Class as a mandatory, non-opt out class under Federal Rules of Civil Procedure, Rule 23(b)(1)(B), and entered a temporary restraining order preventing any member of the Settlement Class from initiating any asbestos-related claims against Fibreboard.  The relief afforded by the temporary restraining order was extended by the entry of a preliminary injunction on September 27, 1993, which shall remain in effect pending notice to the Settlement Class and the hearing and determination of the fairness, reasonableness, and adequacy of the proposed settlement of the

Class Action.

                 C.       In December, 1993 Representative Plaintiffs on

behalf of themselves and as representatives of the Settlement Class,

Fibreboard Corporation, Continental, CNA Casualty, Columbia, and Pacific,

entered into a definitive agreement to implement the Global Settlement (the

"Global Settlement Agreement").  A copy of the Global Settlement Agreement

(including exhibits thereto) is attached as Exhibit A hereto.

                 D.       The expenditures necessary to process and resolve

asbestos lawsuits have contributed to more than ten major asbestos defendants filing for bankruptcy reorganization.  Because some of these defendants represented a significant portion of the traditional liability share for asbestos personal injury cases, and since many jurisdictions apply the principle of joint and several liability, these bankruptcy filings have increased costs substantially and have caused significant delays to plaintiffs.

                 E.       Claims for contribution and/or indemnification are

infrequently litigated in asbestos personal injury cases.  The vast majority of asbestos-related personal injury cases are settled by all defendants before trial.  In those cases where trials result in judgments against

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non-settling defendants, the law in most jurisdictions protects settling defendants against claims for contribution and/or indemnity by judgment debtors.  Nevertheless, the potential remains for litigation of contribution and/or indemnity claims.  The parties to the Global Settlement Agreement and the members of the Defendant Class all have strong and common interests in preventing a Fibreboard Corporation insolvency, in Fibreboard Corporation funding a Global Settlement, in Fibreboard Corporation paying its unfunded settlement obligations and in resolving potential Third Party Claims by

Defendant Class Members without the delay, expense, and uncertainty of litigating such claims.  Although Defendant Class Members are numerous and include, among others, manufacturers, distributors, shipowners, premises owners and/or occupiers, and so-called "peripheral" defendants, any differing interests that may exist among Defendant Class Members are outweighed by the benefits to the Defendant Class as a whole afforded by the funds to be provided by the success of the Global Settlement Agreement.

                 F.       Fibreboard Corporation has been engaged in

insurance coverage litigation with Continental and Pacific for a number of years.  Although Fibreboard Corporation was awarded coverage under a trial court judgment, the insurers appealed that judgment and the outcome of the appeal remains uncertain.  The interests of the Defendant Class are served by the Global Settlement Agreement, which provides over $1.5 billion to compensate Settlement Class members for asbestos-related personal injuries for which Fibreboard Corporation may bear legal liability, while eliminating the risk that Fibreboard Corporation may lose insurance coverage, and which also may enable Fibreboard Corporation to fund existing unfunded settlement obligations totalling over $1.0 billion.  Absent the funds that will be made




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available by and as a result of the Global Settlement Agreement, Defendant

Class Members could bear a proportionately greater share of the overall liability for asbestos-related personal injuries.

                 G.       Representative Defendant adequately represents the

interests of the Defendant Class, in that Representative Defendant is a publicly held corporation that has been sued in thousands of asbestos-

related personal injury lawsuits in jurisdictions throughout the country.

                 H.       Defendant Class Counsel have extensive experience

in asbestos-related litigation.  Defendant Class Counsel have reviewed the

Global Settlement Agreement (including the exhibits thereto) and have been advised of the record to date in the Class Action, and have otherwise conducted a thorough investigation of the facts and law relevant to the matters set forth herein.  Based upon this experience and investigation,

Defendant Class Counsel have determined that this Agreement is in the best interests of the Defendant Class.

                 NOW, THEREFORE, in consideration of the foregoing and the

mutual covenants contained herein, the Parties hereby agree as follows:

                               I.  DEFINITIONS
                                   -----------
                 Capitalized terms used, and not otherwise defined, herein

are defined in the Glossary of Terms attached as Exhibit A to the Global

Settlement Agreement.

                  II.  RESOLUTION OF DEFENDANT CLASS CLAIMS
                       ------------------------------------
                 A.       Defendant Class Members hereby release the

Released Parties from any and all Third Party Claims and agree that the Global Approval Judgment shall bar and enjoin permanently






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Defendant Class Members from prosecution of any Third Party Claims against any of the Released Parties in any proceeding or court.

                 B.       Fibreboard Corporation, Continental, CNA Casualty,

Columbia, Pacific and the Trust release contribution and/or indemnity claims against Defendant Class Members as set forth in the Trust Distribution

Process.

                 C.       Defendant Class Members shall have the rights

described in Section H of the Trust Distribution Process.

                 III.  ACTIONS TO IMPLEMENT THIS AGREEMENT
                       -----------------------------------

                 A.       Fibreboard Corporation shall commence, as a third-

party claim or other appropriate pleading in the Class Action, a mandatory,

non-opt out class action against the Defendant Class pursuant to Federal

Rules of Civil Procedure, Rule 23(b)(1) and (2) (the "Defendant Class

Action").

                 B.       The Parties shall join in motions, in form and

substance satisfactory to counsel for each of the Parties, to certify provisionally the Defendant Class for settlement purposes only, to preliminarily enjoin the prosecution of any Third Party Claim during the pendency of the Defendant Class Action and for entry of the Defendant Class

Order and Global Approval Judgment.  Should the motions to certify provisionally the Defendant Class for settlement purposes only and to preliminarily enjoin the prosecution of any Third Party Claims be granted,

while the orders granting those motions are in effect before entry of Global

Approval Judgment, Section H of the Trust Distribution Process and this

Defendant Class Settlement Agreement shall govern -- as if they were fully operative -- the rights and liabilities of the Parties with respect to claims of Defendant Class Members arising out of Interim Claims

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resolved under Section 7 of the Global Settlement Agreement; provided that during the Interim Period Fibreboard, the Insurers, the Interim Committee

and the Escrow Fund shall have (as appropriate and consistent with Section 7 of the Global Settlement Agreement) the rights and responsibilities assigned to the Trust in Section H of the Trust Distribution Process.  Should Global

Court Disapproval occur, Defendant Class Members shall be restored to any rights they may have under applicable law to pursue claims otherwise released under this Defendant Class Settlement Agreement.

                 C.       Notice shall be given to the Defendant Class in

form and substance satisfactory to counsel for each of the Parties and approved by the Court.  Pursuant to such notice, a hearing shall be held pursuant to Federal Rules of Civil Procedure, Rule 23 (e), to determine the fairness and reasonableness of the settlement contemplated by this Defendant

Class Settlement Agreement.

                 D.       The certification of the Defendant Class pursuant

to this Defendant Class Settlement Agreement shall be binding if Global

Approval Judgment is entered.

                 E.       In the event either (i) Global Court Disapproval

occurs; (ii) Class Counsel move to convert the Class Action or the Defendant

Class Action to a litigation class action; (iii) either the Court or the

Global Court enters an order over objection by the Representative Defendant converting the Class Action or the Defendant Class Action to a litigation class action; or (iv) before Global Approval Judgment or Global Court

Disapproval, the Trust Distribution Process is amended without complying with Section H.7 of the Trust Distribution Process, then the order certifying the Defendant Class shall be vacated, and Fibreboard Corporation and Representative Defendant shall stipulate to the dismissal of the Defendant


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Class Action without prejudice, and the Parties shall return in all respects to the status quo ante, including, but not limited to, the revocation of any releases given in this document or in the Trust Distribution Process.  The

Defendant Class shall retain any and all rights to object to the continued

prosecution of such action as a litigation class action under Rule 23.

Neither this Defendant Class Settlement Agreement, nor its exhibits, nor the settlement negotiations, nor the proceedings seeking approval of the settlement, may be used in support of any application for a determination that such action or any other action shall proceed as a class action except for the purposes of the settlement in accordance with this Defendant Class

Settlement Agreement, or as evidence in any litigation or proceeding against any of the Parties other than an action or proceeding to enforce the provisions of this Defendant Class Settlement Agreement.

                             IV.  MISCELLANEOUS
                                  -------------

                 A.  Amendments.  No amendment of any provision of this

Defendant Class Settlement Agreement (or to Section H of the Trust

Distribution Process) shall be valid unless the same shall be in writing and signed by all Parties hereto and, upon the request of any of them, approved by the Court.

                 B.  Counterparts.  This Defendant Class Settlement

Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 C.  Further Actions.  The parties shall take such

reasonable actions as may be necessary or appropriate to consummate or implement this Defendant Class Settlement Agreement.



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                 D.  The Representative Defendant shall not be responsible

for any cost or expenses (including the expense of any class notice)

associated with obtaining any necessary Court approvals of this Defendant

Class Settlement Agreement.  In the event of Global Approval Judgment,

Representative Defendant may apply to the Court for approval of reimbursement of its own reasonable costs and expenses, including the reasonable cost and expenses of its counsel, in an amount not to exceed

$250,000, incurred in connection with negotiating and obtaining any necessary approvals of this Defendant Class Settlement Agreement.  In the event of Global Court Disapproval, Fibreboard and the Insurers will negotiate in good faith with the Representative Defendant regarding whether,

and to what extent, reimbursement of Representative Defendant's expenses is appropriate.

                 E.  Defendant Class shall not change the identity of

Representative Defendant without consent of Class Counsel, Fibreboard

Corporation, Continental and Pacific without approval of the Court.

                 IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Parties hereto, thereunto duly authorized.

                                         ON BEHALF OF DEFENDANT CLASS


                                         By        PHILIP MCWEENY
                                            _____________________________
                                                   Philip McWeeny


                                          FIBREBOARD CORPORATION


                                          By        MICHAEL R. DOUGLAS
                                            ____________________________
                                            Title:  Sr. Vice President and
                                                      General Counsel


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                                          CONTINENTAL CASUALTY COMPANY


                                          By  LAURENS F. TERRY
                                            ___________________________
                                            Title: Vice President

                                          CNA CASUALTY COMPANY OF CALIFORNIA


                                          By  LAURENS F. TERRY
                                            ____________________________
                                            Title: Vice President


                                          COLUMBIA CASUALTY COMPANY


                                          By  LAURENS F. TERRY
                                            ____________________________
                                            Title: Vice President
                                                   Continental Casualty Co.

                                          PACIFIC INDEMNITY COMPANY


                                          By  JOHN J. DEGNAN
                                            ____________________________
                                            Title: Senior Vice President

                                          ON BEHALF OF SETTLEMENT CLASS

                                          By   JOSEPH F. RICE
                                            ____________________________
                                               Joseph F. Rice, Esq.

                                          By   JOSEPH B. COX, JR.
                                            ____________________________
                                               Joseph B. Cox, Jr., Esq.

                                          By   STEVEN KAZAN
                                            ____________________________
                                               Steven Kazan, Esq.

                                          By   HARRY F. WARTNICK
                                            ____________________________
                                               Harry F. Wartnick, Esq.







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